                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 07/31/01
                                                    DETERMINATION DATE: 08/10/01
                                                     DISTRIBUTION DATE: 08/15/01
                                                                               A

===================================================================================================================================
                                   ORIGINAL       BEGINNING                               CURRENT                    ENDING
                     CERTIFICATE  CERTIFICATE    CERTIFICATE                             REALIZED      TOTAL       CERTIFICATE
 CLASS       CUSIP      RATE        BALANCE        BALANCE      INTEREST    PRINCIPAL      LOSS    DISTRIBUTION      BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
  A-1      60935FAP5  6.40500%   54,493,000.00      0.00          0.00         0.00        0.00        0.00           0.00
Factors per
 Thousand                                                      0.00000000   0.00000000              0.00000000     0.00000000
-----------------------------------------------------------------------------------------------------------------------------------
  A-2      60935FAQ3  6.20000%   19,745,000.00      0.00          0.00         0.00        0.00        0.00           0.00
Factors per
 Thousand                                                      0.00000000   0.00000000              0.00000000     0.00000000
-----------------------------------------------------------------------------------------------------------------------------------
  A-3      60935FAR1  6.21500%   29,277,000.00      0.00          0.00         0.00        0.00        0.00           0.00
Factors per
 Thousand                                                      0.00000000   0.00000000              0.00000000     0.00000000
-----------------------------------------------------------------------------------------------------------------------------------
  A-4      60935FAS9  6.51500%   23,496,000.00  11,113,931.06   60,339.38   950,846.94     0.00    1,011,186.32   10,163,084.12
Factors per
 Thousand                                                      2.56807031  40.46846016              43.03653047   432.54528941
-----------------------------------------------------------------------------------------------------------------------------------
  A-5      60935FAT7  7.17000%   17,989,000.00  17,989,000.00  107,484.28      0.00        0.00     107,484.28    17,989,000.00
Factors per
 Thousand                                                      5.97500028   0.00000000              5.97500028    1000.00000000
-----------------------------------------------------------------------------------------------------------------------------------
   B       60935FAW0  8.40000%   13,500,000.00  12,207,369.25   85,451.58   639,376.88     0.00     724,828.46    11,567,992.37
Factors per
 Thousand                                                      6.32974667  47.36125037              53.69099704   856.88832370
-----------------------------------------------------------------------------------------------------------------------------------
  M-1      60935FAU4  7.27000%   22,500,000.00  19,146,665.17  115,996.88   625,557.20     0.00     741,554.08    18,521,107.97
Factors per
 Thousand                                                      5.15541689  27.80254222              32.95795911   823.16035422
-----------------------------------------------------------------------------------------------------------------------------------
  M-2      60935FAV2  7.49500%   19,000,000.00  16,168,295.03  100,984.48   528,248.30     0.00     629,232.78    15,640,046.73
Factors per
 Thousand                                                      5.31497263  27.80254211              33.11751474   823.16035421
-----------------------------------------------------------------------------------------------------------------------------------
POOL I                          200,000,000.00  76,625,260.51  470,256.60  2,744,029.32    0.00    3,214,285.92   73,881,231.19
Totals                                                         2.35128300  13.72014660              16.07142960   369.40615595
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  GP          n/a     0.00000%       0.00           0.00          0.00         0.00        0.00        0.00           0.00
Factors per
 Thousand
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
 Totals                         200,000,000.00  76,625,260.51  470,256.60  2,744,029.32    0.00    3,214,285.92   73,881,231.19
===================================================================================================================================

Wells Fargo Bank                                                SHELLEY LAUFFER
11000 Broken Land Parkway                                   PHONE: 410-884-2169
Columbia, Maryland  21044                                     FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 07/31/01
                                                    DETERMINATION DATE: 08/10/01
                                                     DISTRIBUTION DATE: 08/15/01
                                                                               A

================================================================================

                             CERTIFICATE INFORMATION

                          Current Interest      Carry Forward
                             Requirement           Amount

                    A-1          0.00               0.00
                    A-2          0.00               0.00
                    A-3          0.00               0.00
                    A-4       60,339.38             0.00
                    A-5       107,484.28            0.00
                      B       85,451.58             0.00
                    M-1       115,996.88            0.00
                    M-2       100,984.48            0.00



                Applied Realized     Unpaid Realized     Interest Shortfall
                  Loss Amount          Loss Amount       Carryforward Amount


      A              0.000%               0.000%              0.00
      B              0.000%               0.000%              0.00
      M              0.000%               0.000%              0.00

================================================================================

Wells Fargo Bank                                                SHELLEY LAUFFER
11000 Broken Land Parkway                                   PHONE: 410-884-2169
Columbia, Maryland  21044                                     FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 07/31/01
                                                    DETERMINATION DATE: 08/10/01
                                                     DISTRIBUTION DATE: 08/15/01
                                                                               A

===================================================================================================================================


                     SCHEDULE OF REMITTANCE
Aggregate Amount Received                          3,275,187.85       FEES
                                                                      Contingency Fee                         17,262.49
Monthly Advance (incl. Comp Int.)                     24,673.77       Expense Account                          2,554.18
Capitalized Interest Account Transfer                      0.00       FHA Premium Amount                       2,715.15
Pre-funding Account Transfer                               0.00       Servicer Fee                            17,262.49
Amount Withdrawn from the Certificate Account              0.00
(Unreimbursed Monthly Advance)                             0.00
(Servicer Fee)                                       (17,262.49)
(Contingency Fee)                                    (17,262.49)      PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES
(Late Charges)                                       (28,411.68)               4/01                  5/01                 6/01
(Escrow)                                             (17,369.72)               ----                  ----                 ----
                                                 --------------               13.799%              13.795%              13.785%
                                                     (55,632.61)

AVAILABLE REMITTANCE AMOUNT                        3,219,555.24
                                                 ==============


                ----------------------------------------      ---------------------------------------------------------------------
   EXHIBIT O     Outstanding Balance      82,316,035.43          DELINQUENT INFOR.      # LOANS          AMOUNT        PERCENTAGE
                ----------------------------------------      ---------------------------------------------------------------------
                      # Accounts                  4,123       Delinquent 1-29 Days        497         8,825,446.61       10.72%
                ----------------------------------------      Delinquent 30-59 Days        82         1,394,607.75        1.69%
                                                              Delinquent 60-89 Days        42           616,887.09        0.75%
                                                              Delinquent 90 and over       32           657,369.55        0.80%
                                                              Loans in Foreclosure         11           482,659.50        0.59%
                                                              REO Property                  1           104,569.17        0.13%
                                                                                     ----------------------------------------------
                                                              TOTALS                      665        12,081,539.67       14.68%
                                                              ---------------------------------------------------------------------

===================================================================================================================================

Wells Fargo Bank                                                SHELLEY LAUFFER
11000 Broken Land Parkway                                   PHONE: 410-884-2169
Columbia, Maryland  21044                                     FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 07/31/01
                                                    DETERMINATION DATE: 08/10/01
                                                     DISTRIBUTION DATE: 08/15/01
                                                                               A

======================================================================================
                               COLLATERAL INFORMATION

Accelerated Principal Distribution                                                0.00
Adjusted Mortgage Interest Rate                                                 12.245
Aggregate Beginning Principal Balance of Loans                           85,096,289.64
Aggregate Ending Principal Balance of Loans                              82,316,035.43
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct.                          2,715.15
Available Maximum Suboridination Amount                                   7,604,173.00
Compensating Interest                                                           174.08
Curtailments                                                                 48,771.58
Excess and Monthly Payments                                                 266,915.76
FHA Claims Filed                                                                  0.00
FHA Claims Paid                                                                   0.00
FHA Claims Pending                                                           17,977.86
FHA Payments Denied                                                               0.00
FHA and Related Payments Received                                                 0.00
GP Remittance Amount Payable                                                      0.00
Interest Received                                                           951,938.05
Payments and Reimbursments to the Servicers pursuant to:
   section 4.04 (b)                                                               0.00
   section 4.04 (c)                                                               0.00
   section 4.04 (d)ii                                                             0.00
   section 4.04 (e)                                                          90,613.45
   section 4.04 (f)I                                                         34,524.98
Principal Prepayments (Number / Amount)                             95    1,941,120.82
Realized Losses (Current / Cumulative)                      523,446.05   24,202,330.72
Reimbursable Amount                                                               0.00
Reserve Amount                                                               90,613.45
Specified Subordinated Amount                                             8,890,131.83
Spread Amount                                                             8,434,804.24
WAC                                                                            13.785%
WAM                                                                            187.158
Weighted Average Adjusted Mortgage Loan Remittance Rate
   for class  AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 &M-2                         7.406%

TRIGGER EVENT CALCULATION
1.  (i) Exceeds 50% of (ii)                                  NO
      (i)  Sixty-day Delinquency Ratio                                           2.26%
      (ii) Senior Enhancement Percentage                                        65.25%

2. Both(a) and (b) occur                                     NO
      (a)    Either (x) or (y) occur                                                NO
      (x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9%  or              2.08%
      (y) The Cumulative Realized Losses exceeds $28,200,000             24,202,330.72
      and (b) either (x) or (y)                                                    YES
      (x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15%  or                 2.08%
      (y) The Cumulative Realized Losses exceed $9,400,000               24,202,330.72

IF 1) OR 2) IS "YES" THEN TRIGGER EVENT IS IN EFFECT         NO

======================================================================================

Wells Fargo Bank                                                SHELLEY LAUFFER
11000 Broken Land Parkway                                   PHONE: 410-884-2169
Columbia, Maryland  21044                                     FAX: 410-884-2372